EXHIBIT 23.2 TO FORM 10-K

                Consent of Daniel G. Matthews & Associates, Inc.



                     DANIEL G. MATTHEWS & ASSOCIATES, INC.
                          CERTIFIED PUBLIC ACCOUNTANTS
                            210 EAST WELLONS STREET
                        SMITHFIELD, NORTH CAROLINA 27577
                                  919-934-7116

March 27, 1998

Four Oaks Bank & Trust Company
P.O. Box 309
Four Oaks, NC 27524


     RE: Consent of Daniel G. Matthews & Associates, Inc.

We consent to the incorporation by reference in the Registration Statement (Form S-3, File No. 333-33527) pertaining to the Four Oaks Fincorp, Inc. Dividend Reinvestment Plan and in the Registration Statement (Form S-8, File No. 333-30677) pertaining to the Four Oaks Fincorp, Inc. Employee Stock Purchase and Bonus Plan and Nonqualified Stock Option Plan, of our report dated
February 20, 1996, with respect to the consolidated financial statement of Four Oaks Bank & Trust Company (predecessor to Four Oaks Fincorp, Inc.) incorporated by reference in the Four Oaks Fincorp, Inc. Annual Report on Form 10-K for the year ended December 31, 1997 filed with the Securities and Exchange Commission.


/s/ Daniel G. Matthews & Associates, Inc.

DANIEL G. MATTHEWS & ASSOCIATES, INC.
Smithfield, North Carolina